Exhibit 10.05
THIS WARRANT AND THE COMMON STOCK PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THIS WARRANT AND THE COMMON STOCK PURCHASABLE HEREUNDER ARE SUBJECT TO AND HAVE THE BENEFIT OF A WARRANT PURCHASE AND REGISTRATION RIGHTS AGREEMENT, DATED AS OF EVEN DATE HEREWITH BETWEEN THE COMPANY AND THE WARRANTHOLDER(S) LISTED ON THE SIGNATURE PAGE(S) THEREOF (AMONG OTHERS), A COPY OF WHICH IS ON FILE WITH THE COMPANY.
Dated: September 23, 2008
WARRANT
For Common Stock of
BROOKSIDE TECHNOLOGY HOLDINGS CORP.
Expiring October __, 2008
          THIS IS TO CERTIFY THAT, for value received, CHATHAM CREDIT MANAGEMENT III, LLC, not individually, but as agent for Chatham Investment Fund III, LLC and Chatham Investment Fund III QP, LLC (“Chatham”) (together with any permitted successors or assigns, the “Holder”) is entitled to purchase from BROOKSIDE TECHNOLOGY HOLDINGS CORP., a Florida corporation (together with its successors, the “Company”), at any time after 9:00 a.m., Atlanta, Georgia time, on the date hereof and prior to 5:00 p.m., Atlanta, Georgia time, on October ___, 2008 (the “Termination Date”), at the place where the Warrant Agency is located, at the Exercise Price, the number of Stock Units set forth in Section 1.1, all subject to adjustment from time to time and upon the terms and conditions hereinafter provided, and is entitled also to exercise the other appurtenant rights, powers and privileges hereinafter described.
          This Warrant is one of one or more warrants of the same form and having the same terms as this Warrant, entitling the holders initially to purchase certain 225,000,000 Stock Units, more particularly described below, exercisable in accordance with the terms of this Warrant. In order to induce the Holder to enter into that certain Credit Agreement dated as of even date herewith (as amended, restated, supplemented and otherwise modified from time to time the “Credit Agreement”), by and among Company, as “Parent Company” and “Guarantor” therein, the “Borrowers” party thereto from time to time, any other “Credit Parties” party thereto from time to time, the financial institutions designated as “Lenders” therein and Chatham Credit Management III, LLC, a Georgia limited liability company, as Agent (“Agent”), Company has agreed to issue this Warrant to the Holder in accordance herewith. The Holder is entitled to certain benefits as set forth therein and to certain benefits described in that certain Warrant Purchase and Registration Rights Agreement, dated as of even date herewith, by and between Company and the holder(s) of the Warrants, including Holder (as amended and in effect from time to time, the “Rights Agreement”). Company shall keep a copy of the Rights Agreement, and any amendments thereto, at the Warrant Agency and shall furnish, without charge, copies thereof to Holder upon request.
          Certain terms used in this Warrant are defined in Article VI.
ARTICLE I
EXERCISE OF WARRANTS
          1.1. Number of Stock Units. (a) Subject to the terms and conditions of this Warrant, and applicable securities laws, Holder shall have the right, upon surrender hereof and payment of the Exercise Price, to exercise this Warrant (in whole, but not in part) and thereby to acquire 225,000,000 Stock Units in the manner specified in Section 1.2 (subject to adjustments as provided in Article IV hereof).
          1.2. Method of Exercise. To exercise this Warrant, the Holder shall deliver on any Business Day within the time period specified above to Company, at the Warrant Agency, (a) this Warrant, (b) a written notice of such Holder’s election to exercise this Warrant, which notice shall specify the denominations of the stock certificate or certificates desired and the name or names in which such certificates are to be registered and (c) payment of the Exercise Price with respect to such Stock Units. Such payment shall be made on a “cashless” basis only, that is, by the Holder’s receiving from Company in lieu of 225,000,000 Stock Units, as would be obtainable if the Exercise Price were permitted to be paid in cash, the number of Warrant Stock Units equal to the quotient obtained by dividing [(A-B) times (X)] by [A] where:
          A = the deemed fair market value of the Stock Units on the date of Exercise, which Company and the Holder have agreed is $0.05 per Stock Unit.
          B = the Exercise Price, which is $0.03 per share per Warrant Stock Unit
          X = the number of Warrant Stock Units as to which this Warrant is being exercised, which is 225,000,000.
          That is to say, [($0.05 — $0.03) x 225,000,000]
$0.05
which is 90,000,000 Warrant Stock Units (corresponding to fifteen percent (15%) of all Common Stock on a Fully Diluted Basis on the date hereof).
Company shall, as promptly as practicable and in any event within five (5) Business Days after receipt of such notice and payment, execute and deliver or cause to be executed and delivered, in accordance with such notice, a certificate or certificates representing the aggregate number of Stock Units specified in said notice together with cash in lieu of any fractions of a Stock Unit as provided in Section 1.4. The Stock Unit certificate or certificates so delivered shall be in such denominations as may be specified in such notice, and shall be issued in the name of the Holder or such other name or names as shall be designated in such notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and such Holder or any other Person so designated to be named therein shall be deemed for all purposes to have become a holder of record of Stock Units, as of the date the aforementioned notice and payment (on a “cashless” basis, in the manner described above) is received by Company. Company shall pay all expenses, taxes (except income taxes of Holder) and other charges payable in connection with the preparation, issuance and delivery of Stock Unit certificates and new Warrants, except that, if Stock Unit certificates or new Warrants shall be registered in a name or names other than the name of the Holder, funds sufficient to pay all transfer taxes payable as a result of such transfer shall be paid by the Holder at the time of delivery of the aforementioned notice of exercise or promptly upon receipt of a written request of Company for payment.
          1.3. Stock Units to be Fully Paid and Nonassessable. All Stock Units issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable and, if such Stock Unit is then listed on any national securities exchange (as defined in the Exchange Act) or quoted on NASDAQ, shall be duly listed or quoted thereon, as the case may be.
          1.4. No Fractional Stock Units Required to be Issued. Company shall not be required to issue fractions of Stock Units upon exercise of this Warrant. If any fraction of a Stock Unit would, but for this Section, be issuable upon final exercise of this Warrant, in lieu of such fractional Stock Unit, Company shall pay to the Holder, in cash, an amount equal to the same fraction of the Fair Market Value of Company per unit of outstanding Stock Units on the Business Day immediately prior to the date of such exercise.
          1.5. Stock Unit Legend; Holder an Accredited Investor. Each certificate for Stock Units issued upon exercise of this Warrant, unless at the time of exercise such Stock Units are registered under the Securities Act, shall bear the following legend:
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THIS SECURITY IS ALSO SUBJECT TO AND HAS THE BENEFIT OF WARRANT PURCHASE AND REGISTRATION RIGHTS AGREEMENT, DATED AS OF SEPTEMBER ___, 2008, BETWEEN THE ISSUER AND THE WARRANTHOLDER(S) LISTED ON THE SIGNATURE PAGES THEREOF (AMONG OTHERS), A COPY OF WHICH IS ON FILE WITH THE ISSUER.
          Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public offering pursuant to a registration statement under the Securities Act) shall also bear such legend unless, in the opinion of counsel selected by the holder of such certificate (who may be an employee of such holder) and reasonably acceptable to Company, the securities represented thereby need no longer be subject to restrictions on resale under the Securities Act. Holder hereby represents to Company that Holder is an “Accredited Investor” defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission and acknowledges and agrees that the issuance of this Warrant and the Stock Units to be acquired hereunder, and the transfer of this Warrant and any Stock Units (without the benefit of an applicable public registration under the Securities Act), are to be exempt from registration under Section 4(2) of the Securities Act.
          1.6. No Restrictions on Issuance of Stock Units. Company will keep available for issuance upon, and not enter into any agreement restricting (other than restrictions contained in the Company’s Certificate of Incorporation (the “Articles”), or bylaws (the “Bylaws”), each as in effect on date hereof, or the Rights Agreement) the Holder’s rights to, exercise of the Warrants the number of Warrant Stock Units deliverable from time to time upon exercise of all Warrants from time to time outstanding. Company will not take any actions during the term of this Warrant that would result in any adjustment of the number of Stock Units issuable upon the exercise of the Warrant, if (i) the total number of Stock Units issuable after such action upon exercise of this Warrant, (ii) all Stock Units issued and outstanding and (iii) all such Stock Units then issuable (x) upon the exercise of all Options and (y) upon the conversion or exchange of all Convertible Securities, would exceed the total number of Stock Units then authorized for issuance by Company. As of the date of this Warrant, Company represents and warrants that it has outstanding (i) ___(___) shares of Common Stock, (ii) options and warrants (inclusive of the Warrants) to acquire an additional ___(___) shares of Common Stock, as more particularly set forth and described on Schedule I annexed hereto, and (iii) ___shares of Preferred A Stock convertible into ___(___) shares of Common Stock; but no other shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or any rights, options or warrants to purchase any shares of Common Stock or any securities convertible into or exchangeable for Shares of Common Stock. Neither the issuance of this Warrant nor the issuance of Warrant Stock Units upon exercise of this Warrant violates or conflicts with the Articles, Bylaws or any agreement to which Company is a party.
ARTICLE II
WARRANT AGENCY; TRANSFER, EXCHANGE AND REPLACEMENT OF WARRANT
          2.1. Warrant Agency. As long as any of the Warrants remain outstanding, Company shall perform the obligations of and be the warrant agency with respect to the Warrants (the “Warrant Agency”) at its address set forth on the signature page of this Warrant or at such other address as the Company shall specify by notice to all Warrantholders.
          2.2. Ownership of Warrant. Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by any person other than Company) for all purposes and shall not be affected by any notice to the contrary, until due presentment of this Warrant for registration of transfer as provided in this Article II.
          2.3. Transfer of Warrant. Company agrees to maintain at the Warrant Agency books for the registration of transfers of the Warrants, and transfer of this Warrant and all rights hereunder shall be registered, in whole or in part, on such books, upon surrender of this Warrant at the Warrant Agency, together with a written assignment of this Warrant duly executed by the Holder or its duly authorized agent or attorney, with (if the Holder is at any time a natural person) signatures guaranteed by a bank or trust company or a broker or dealer registered with the NASD, and funds sufficient to pay any transfer taxes payable upon such transfer. Upon surrender and, if required, such payment, Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in the instrument of assignment (which shall be whole numbers of Stock Units only) and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be canceled.
          2.4. Division or Combination of Warrants. This Warrant may be divided or combined with other Warrants upon presentment hereof and of any Warrant or Warrants with which this Warrant is to be combined at the Warrant Agency, together with a written notice specifying the names and denominations (which shall be whole numbers of Stock Units only) in which the new Warrant or Warrants are to be issued, signed by the holders hereof and thereof or their respective duly authorized agents or attorneys. Subject to compliance with Section 2.3 as to any transfer or assignment which may be involved in the division or combination, Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

          2.5. Loss, Theft, Destruction of Warrant Certificates. Upon receipt of evidence satisfactory to Company of the ownership of and the loss, theft, destruction or mutilation of any Warrant and (a) in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to Company (it being understood and agreed that if the holder of such Warrant is Chatham or its affiliates, then a written agreement of indemnity given by Chatham alone shall be satisfactory to Company and no further security shall be required) or (b) in the case of any such mutilation, upon surrender and cancellation of such Warrant, Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Stock Units.
          2.6. Expenses of Delivery of Warrants. Company shall pay all expenses, taxes (other than transfer taxes) and other charges payable in connection with the preparation, issuance and delivery of Warrants hereunder.
ARTICLE III
CERTAIN RIGHTS
          3.1. Rights and Obligations under the Rights Agreement. This Warrant is entitled to the benefits and subject to the terms of the Articles, Bylaws and the Rights Agreement. Company shall keep or cause to be kept a copy of the Rights Agreement, and any amendments thereto, at the Warrant Agency and shall furnish, without charge, copies thereof to the Holder upon request.
          3.2. Determination of Fair Market Value. Subject to Section 3.3 hereof, the Holders may request that Company determine the Fair Market Value from time to time. Each determination of Fair Market Value hereunder shall be made in good faith by Company. Upon each determination of Fair Market Value by Company hereunder, Company shall promptly give notice thereof to all Warrantholders, setting forth in reasonable detail the calculation of such Fair Market Value and the method and basis of determination thereof (the “Company Determination”).
          3.3. Contest and Appraisal Rights. (a) If the holders of Warrants entitling such holders to purchase a majority of the Stock Units subject to purchase upon exercise of Warrants at the time outstanding (exclusive of Warrants then owned by Company or any Subsidiary (as defined in the Credit Agreement) or Affiliate (as defined in the Credit Agreement) thereof) (the “Required Interests”) shall disagree with the Company Determination and shall by notice to Company given within thirty (30) days after Company’s notice of the Company Determination (an “Appraisal Notice”) elect to dispute the Company Determination (which Appraisal Notice shall contain a list of not less than three (3) independent investment banks or qualified appraisal firms which are acceptable to such holders of the Warrants to calculate the Fair Market Value), such dispute shall be resolved as set forth in subsection (b) of this Section.
          (b) Company shall within thirty (30) days after an Appraisal Notice shall have been given pursuant to subsection (a) of this Section engage one of the investment banks or other qualified appraisal firms on the list provided to Company by such holders of the Warrants in the Appraisal Notice (the “Appraiser”) to make an independent determination of Fair Market Value (the “Independent Appraiser Determination”). The Independent Appraiser Determination shall be final and binding on Company and all the Warrantholders. All costs of conducting the appraisal shall be borne by Company; provided that if the Company Determination is greater than the Independent Appraiser Determination by more than fifteen percent (15%), then, the costs of conducting the appraisal shall be borne entirely by the Warrantholders; provided that, in each case, costs separately incurred by Company and the Warrantholders shall be separately borne by them.

          3.4 Financial Statements and Other Information. Promptly upon transmission thereof, Company will deliver to the Holder, so long as it shall be the holder of any Warrants, or Common Stock, copies of any and all financial statements, proxy statements, notices and other reports as it may send to its stockholders and copies of all registration statements and all reports which it files with any governmental body or agency. Company also will, and will cause its Subsidiaries to, deliver to the Holder, so long as it shall be the holder of any Warrants, or Common Stock, with reasonable promptness, such other information or data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by the Holder.
ARTICLE IV
ANTIDILUTION AND OTHER ADJUSTMENT PROVISIONS
          4.1. Adjustment Generally. The Exercise Price and the number of Stock Units (or other securities or property) issuable upon exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events as provided in this Article IV.
          4.2. Common Stock Reorganization.
          (a) If Company shall subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock or consolidate its outstanding shares of Common Stock into a smaller number of shares of Common Stock (any such event being called a “Stock Reorganization”), then, the number of Stock Units for which the Warrant Stock Units may be exercised shall automatically be adjusted, effective at such time, to a number determined by multiplying the number of Stock Units for which the Warrant Stock Units could be exercised immediately before such Stock Reorganization by a fraction, the numerator of which shall be the number of Stock Units outstanding after giving effect to such Stock Reorganization and the denominator of which shall be the number of Stock Units outstanding immediately before such Stock Reorganization.
          (b) In the event of any Stock Reorganization, the Exercise Price of the Warrants shall be adjusted so that the aggregate exercise price of all the Warrants shall not exceed the aggregate exercise price on the date of the original issuance thereof.
          4.3. Issuance of Additional Common Stock.
          (a) If Company shall issue, sell or otherwise distribute any additional shares of Common Stock, other than (i) pursuant to a reorganization that is governed by Section 4.2 or (ii) pursuant to employee option plans granting employees options to purchase not more than ___(___) shares of Common Stock (the “Employee Options”) (any such sale or other distribution, including any event described in paragraphs (b) and (c) below, being herein called a “Stock Unit Distribution”), for a consideration per unit less than the Fair Market Value of Company per share of Common Stock on the date of such Stock Distribution (before giving effect to such Stock Unit Distribution), then, effective upon such Stock Distribution,
     (i) the number of Stock Units subject to purchase upon exercise of this Warrant shall be increased to a number determined by multiplying the number of Stock Units subject to purchase immediately before such Stock Unit Distribution by a fraction, the numerator of which shall be the number of Stock Units outstanding immediately after giving effect to such Stock Unit Distribution and the denominator of which shall be the sum of the number of Stock Units outstanding immediately before giving effect to such Stock Unit Distribution (both calculated on a Fully Diluted Basis) plus the number of

Stock Units which the aggregate consideration received by Company with respect to such Stock Unit Distribution would purchase at the Fair Market Value of Company per unit of Stock Units on the date of such Stock Unit Distribution (before giving effect to such Stock Unit Distribution); and
     (ii) the Exercise Price of the Warrants shall be adjusted so that the aggregate exercise price of all the Warrants shall not exceed the aggregate exercise price on the date of the original issuance thereof.
          In computing adjustments under this paragraph, fractional interests in Stock Units shall be taken into account to the nearest one-thousandth of a Stock Unit.
          (b) If Company shall issue, sell, distribute or otherwise grant in any manner (including by assumption) any rights to subscribe for or to purchase, or any warrants or options for the purchase of shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock (other than Employee Options, such rights, warrants or options being herein called “Options” and such convertible or exchangeable securities being herein called “Convertible Securities”), whether or not such Options or the rights to convert or exchange any such Convertible Securities in respect of such Options are immediately exercisable, and the price per unit for which Stock Units are issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities in respect of such Options (determined by dividing (i) the aggregate amount, if any, received or receivable by Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to Company upon the exercise of all such Options, plus, in the case of Options to acquire Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issuance or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of Stock Units issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Fair Market Value of Company per unit of Stock Units on the date of granting such Options (before giving effect to such grant), then, for purposes of paragraph (a) above, the total maximum number of Stock Units issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued as of the date of granting of such Options and thereafter shall be deemed to be outstanding and Company shall be deemed to have received as consideration of such price per Stock Unit, determined as provided above, therefor. Except as otherwise provided in paragraph (d) below, no additional adjustment of the number of Stock Units issuable upon the exercise of the Warrants shall be made upon the actual exercise of such Options or upon conversion or exchange of such Convertible Securities.
          (c) If Company shall issue, sell or otherwise distribute (including by assumption) any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per unit for which shares of Common Stock are issuable upon such conversion or exchange (determined by dividing (i) the aggregate amount received or receivable by Company as consideration for the issuance, sale or distribution of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Fair Market Value of Company per shares of Common Stock on the date of such issuance, sale or distribution (before giving effect to such issuance, sale or distribution), then, for purposes of paragraph (a) above, the total maximum number of Stock Units issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the issuance, sale or distribution of such Convertible Securities and thereafter shall be deemed to be outstanding and Company shall be deemed to have received as consideration such price per Stock Unit, determined as provided above, therefor. Except as otherwise provided in paragraph (d) below, no additional adjustment of the number of Stock Units issuable upon the exercise of the Warrants shall be made upon the actual conversion or exchange of such Convertible Securities.
          (d) If (i) the purchase price provided for in any Option referred to in paragraph (b) above or the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraphs (b) or (c) above or the rate at which any Convertible Securities referred to in paragraphs (b) or (c) above are convertible into or exchangeable for Stock Unit shall change at any time (other than under or by reason of provisions designed to protect against dilution upon an event which results in a related adjustment pursuant to this Article IV), or (ii) any of such Options or Convertible Securities shall have terminated, lapsed or expired, the number of Stock Units issuable upon the exercise of the Warrants then in effect shall forthwith be readjusted (effective only with respect to any exercise of this Warrant after such readjustment) to such number of Stock Units which would then be in effect had the adjustment made upon the issuance, sale, distribution or grant of such Options or Convertible Securities been made based upon such changed purchase price, additional consideration or conversion rate, as the case may be (in the case of any event referred to in clause (i) of this paragraph (d)) or had such adjustment not been made (in the case of any event referred to in clause (ii) of this paragraph (d)).
          (e) If Company shall pay a dividend or make any other distribution upon any equity issued by the Company payable in Stock Units, Options or Convertible Securities, then, for purposes of paragraph (a) above, such Stock Unit, Options or Convertible Securities shall be deemed to have been issued or sold without consideration.
          (f) If any shares of Common Stock, Options or Convertible Securities shall be issued, sold or distributed for cash, the consideration received therefor shall be deemed to be the amount received by Company therefor. If any shares of Common Stock, Options or Convertible Securities shall be issued sold or distributed for a consideration other than cash, the amount of the consideration other than cash received by Company shall be deemed to be the Fair Market Value of such consideration. If any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger in which Company is the surviving entity, the amount of consideration therefor shall be deemed to be the Fair Market Value of such portion of the assets and business of the non-surviving entity as shall be attributable to such Stock Unit, Options or Convertible Securities, as the case may be. If any Options shall be issued in connection with the issuance and sale of other securities of Company, together comprising one integral transaction in which no specific consideration is allocated by Company to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.
          4.4. Special Dividends. If Company shall issue or distribute to any holder or holders of shares of Common Stock evidences of indebtedness, any other securities of Company or any cash, property or other assets (excluding (x) so long as the Credit Agreement remains effective, any dividends or distributions permitted by Section 3.5 of the Credit Agreement and (y) a Stock Reorganization or any Stock Distribution that is not provided for above), whether or not accompanied by a purchase, redemption or other acquisition of shares of Common Stock (any such nonexcluded event being herein called a “Special Dividend”),
     (i) the number of Stock Units subject to purchase upon exercise of this Warrant shall be increased to a number determined by multiplying the number of Stock Units subject to purchase immediately before such Special Dividend by a fraction, the numerator of which shall be the Fair Market Value of Company per Stock Unit immediately before such Special Dividend and the denominator of which shall be: (x) the

Fair Market Value of Company per Stock Unit on the date in effect immediately prior to such Special Dividend minus (y) any cash and the Fair Market Value of any evidences of indebtedness, securities or property or other assets issued or distributed in such dividend with respect to one Stock Unit of Stock Unit; and
     (ii) the Exercise Price of the Warrants shall be adjusted so that the aggregate exercise price of all the Warrants shall not exceed the aggregate exercise price on the date of the original issuance thereof.
A reclassification of shares of Common Stock into any other class of equity shall be deemed a distribution by Company to the holders of such shares of Common Stock and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as part of such reclassification, a Stock Reorganization.
          4.5. Capital Reorganizations. If there shall be any conversion, consolidation or merger to which Company is a party, or any sale or conveyance of the property of Company as an entirety or substantially as an entirety, or any recapitalization of Company (any such event being called a “Capital Reorganization”), then, effective upon the effective date of such Capital Reorganization, the Holder shall no longer have the right to purchase Company’s shares of Common Stock, but shall have instead the right to purchase, upon exercise of this Warrant, the kind and amount of shares of common stock and other securities and property (including cash) which the Holder would have owned or have been entitled to receive pursuant to such Capital Reorganization if this Warrant had been exercised immediately prior to the effective date of such Capital Reorganization. As a condition to effecting any Capital Reorganization, Company or the successor or surviving entity, as the case may be, shall execute and deliver to each Warrantholder and to the Warrant Agency an agreement as to the Warrantholder’s rights in accordance with this Section 4.5, providing, to the extent of any right to purchase equity securities hereunder, for subsequent adjustments as nearly equivalent as may be practicable to the adjustments provided for in this Article IV. The provisions of this Section 4.5 shall similarly apply to successive Capital Reorganizations.
          4.6. Adjustment Rules. Any adjustments pursuant to this Article IV shall be made successively whenever an event referred to herein shall occur, except that, notwithstanding any other provision of this Article IV, no adjustment shall be made to the number of Stock Units to be delivered to each Holder (or to the Exercise Price) if such adjustment represents less than one percent (1%) of the number of Stock Units previously required to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to one percent (1%) or more of the number of Stock Units to be so delivered. No adjustment shall be made pursuant to this Article IV in respect of the issuance from time to time of Stock Units upon the exercise of this Warrant. If Company shall take a record of the holders of its Stock Unit for any purpose referred to in this Article IV, then (i) such record date shall be deemed to be the date of the issuance, sale, distribution or grant in question and (ii) if Company shall legally abandon such action prior to effecting such action, no adjustment shall be made pursuant to this Article IV in respect of such action. The adjustments provided for in this Article IV are not intended to be duplicative of any adjustment provided for in Company’s organic documents to the extent that the adjustments under the organic documents provide the Warrantholders with the same economic benefit as provided herein. In the event that the Warrantholders shall be entitled to an adjustment under Company’s organic documents in addition to the adjustment hereunder, the adjustments shall be applied together so that the Warrantholders receive benefits equivalent to the benefits provided under this Article IV but not in excess of such benefit if such excess is caused by the application of the provisions hereof in addition to the provisions of the organic documents.

          4.7. Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Article IV, Company shall take any action which may be necessary, including obtaining regulatory approvals or exemptions, in order that Company may thereafter validly and legally issue as fully paid and nonassessable all Stock Units which the holders of Warrants are entitled to receive upon exercise thereof.
          4.8. Notice of Adjustment. Not less than ten (10) nor more than thirty (30) days prior to the record date or effective date, as the case may be, of any action which requires or might require an adjustment or readjustment pursuant to this Article IV, Company shall give notice to each Warrantholder of such event, describing such event in reasonable detail and specifying the record date or effective date, as the case may be, and, if determinable, the required adjustment and the computation thereof. If the required adjustment is not determinable at the time of such notice, Company shall give notice to each Warrantholder of such adjustment and computation promptly after such adjustment becomes determinable.
ARTICLE V
[RESERVED]
ARTICLE VI
DEFINITIONS
          The following terms, as used in this Warrant, have the following meanings:
          “Appraisal Notice” has the meaning set forth in Section 3.3(a).
          “Board of Directors” shall mean the board of directors, board of managers or similar board or other governing body of a Person.
          “Business Day” means any day excluding Saturday, Sunday and any day on which banking institutions located in New York, New York Atlanta, Georgia are authorized by law or other governmental action to be closed, unless there shall have been an offering of shares of Common Stock registered under the Securities Act, in which case “Business Day” means (a) if shares of Common Stock is listed or admitted to trading on a national securities exchange, a day on which the principal national securities exchange on which the shares of Common Stock is listed or admitted to trading is open for business or (b) if shares of Common Stock is not so listed or admitted to trading, a day on which the New York Stock Exchange is open for business.
          “Capital Reorganization” has the meaning set forth in Section 4.5.
          “Closing Price” on any day means (a) if shares of Common Stock are listed or admitted for trading on a national securities exchange, the reported last sales price regular way or, if no such reported sale occurs on such day, the average of the closing bid and asked prices regular way on such day, in each case on the principal national securities exchange on which shares of Common Stock are listed or admitted to trading, or (b) if shares of Common Stock are not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices in the over-the-counter market on such day as reported by NASDAQ or any comparable system or, if not so reported, as reported by any New York Stock Unit Exchange member firm selected by Company for such purpose.

          “Common Stock” shall mean the Company’s authorized common stock, $___par value per share, as constituted on the Closing Date, and any stock into which such common stock may be converted, and shall also include other capital stock of the Company of any other class which is not preferred as to dividends or assets over any other class of capital stock of the Company and which is not subject to redemption, issued to the holders of shares of any Common Stock upon any reclassification thereof.
          “Company” means Brookside Technology Holdings Corp., a Florida corporation, and its successors.
          “Company Determination” has the meaning set forth in Section 3.2.
          “Consolidated Subsidiary” means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of Company in its consolidated financial statements if such statements were prepared as of such date.
          “Consolidated Total Debt” means at any date all Debt of Company and Consolidated Subsidiaries, determined on a consolidated basis at such date, less and except, however, therefrom the Debt evidenced by the Equity Investor Note, as that term is defined in the Credit Agreement.
          “Convertible Securities” has the meaning set forth in Section 4.3(b).
          “Credit Agreement” has the meaning set forth in the Preamble.
          “Debt” of a Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and liabilities arising in the ordinary course of business, and (iv) all capital leases of such Person.
          “EBITDA” means, for any period, the aggregate of (A)(i) the net income of Company and its Consolidated Subsidiaries (other than any Target), after all expenses and other charges; plus (ii) to the extent deducted in computing net income of any such Subsidiary, the sum, without duplication, of (a) interest expense, income taxes, depreciation and amortization, in each case, determined in accordance with GAAP, (b) management or similar fees paid or payable by any such Consolidated Subsidiary to Company, (c) any other overhead costs or expenses of Company paid or payable by or allocated to any such Subsidiary, (d) any non-cash charges and (e) any non-recurring expenses; minus (iii) all intercompany items; plus (B) the EBITDA (as calculated in accordance with clause (A) above) for each Target calculated on a pro forma basis by Company after taking into account expected expense reductions (including, without limitation, excess owner compensation and expenses, if any) which are anticipated by Company, in each case, in a manner consistent with past practices with respect to previous acquisitions and mutually acceptable to the Warrantholders and Company. Notwithstanding the foregoing, to the extent that EBITDA is determined by reference to any one or more of the fiscal months of Company between August 31, 2008 and July 31, 2009, then, such determination shall be made using the agreed-to EBITDA amounts specified in the Credit Agreement at Annex F-12.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor federal statute, and the rules and regulations of the Securities and Exchange Commission (or its successor) thereunder, all as the same shall be in effect at the time.

          “Exercise Price” means $0.03 per Stock Unit, subject to adjustment pursuant to Article IV.
          “Fair Market Value” as at any date of determination means the fair market value of the business or property or services in question as of such date, as determined in good faith by the Board of Directors of Company or otherwise in accordance with Section 3.3 hereof. The Fair Market Value of Company as at any date of determination shall be the greatest of: (i) the Fair Market Value at such date of Company and its Consolidated Subsidiaries as a going concern, (ii) the liquidation value at such date of Company and its Consolidated Subsidiaries, (iii) the book value of the shareholders’ equity as shown on Company’s latest available consolidated financial statements, and (iv) the (A) result of (1) EBITDA for the twelve (12) consecutive fiscal months of Company most recently ended prior to such date multiplied by (2) 6.0, plus (B) cash and cash equivalents of Company and its Consolidated Subsidiaries at such date minus (C) Consolidated Total Debt at such date. Notwithstanding the foregoing, if, at any date of determination of the Fair Market Value of Company, the shares of Company Stock shall then be publicly traded, the Fair Market Value of Company on such date shall be the greater of (a) the amount determined in accordance with the immediately preceding sentence and (b) the Market Price on such date multiplied by the number of Stock Units then outstanding (calculated on a Fully Diluted Basis). For the avoidance of doubt, any preferred stock of Company shall be deemed common equity as opposed to Debt for the purpose of calculating Fair Market Value.
          “Fair Market Value of Company per Stock Unit” means, as at any date of determination, the Fair Market Value of Company determined as provided in the definition of Fair Market Value and the other provisions hereof, divided by the number of outstanding Stock Units, calculated on a Fully Diluted Basis. Determination of the Fair Market Value of Company per Stock Unit, shall be made without giving effect to any discount for (i) minority interest, or (ii) any lack of liquidity of the Stock Unit due to the fact that there may be no public market for the Stock Unit.
          “Fully Diluted Basis” means, with respect to any determination or calculation, that such determination or calculation is performed on a Fully Diluted Basis determined in accordance with generally accepted accounting principles as in effect from time to time; provided, however, such determination shall include, without limitation, all issued and outstanding shares of Common Stock, all issued and outstanding options, warrants and any other securities of Company convertible into shares of Common Stock of any class of Company’s Stock Unit (whether or not such security is then exercisable) and the aggregate number of shares of Common Stock for which Company is permitted to issue options or other rights to acquire Company’s Stock Units or other securities, but has not yet done so, pursuant to an option plan or any other similar plan.
          “GAAP” shall have the meaning given to such term in the Credit Agreement.
          “Holder” has the meaning set forth in the first paragraph of this Warrant.
          “Independent Appraiser Determination” has the meaning set forth in Section 3.3(b).
          “Liquidity Event” means the occurrence of any one or more of the following: (i) the sale of fifty percent (50%) or more of the assets of Company and its Consolidated Subsidiaries.

          “Market Price” as at any date of determination means the average of the daily Closing Prices of a Stock Unit of Stock Unit for the shorter of (i) the twenty (20) consecutive Business Days ending on the most recent Business Day prior to the Time of Determination and (ii) the period commencing on the date next succeeding the first public announcement of the issuance, sale, distribution, grant or exercise in question through such most recent Business Day prior to the Time of Determination.
          “NASD” means The National Association of Securities Dealers, Inc.
          “NASDAQ” means The NASDAQ Stock Unit Market, Inc.
          “Note” means the “Term Note,” as defined in the Credit Agreement.
          “Options” has the meaning set forth in Section 4.3(b).
          “Person” means any natural person, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any government agency or political subdivision thereof.
          “Redemption Price” means, as of any date of determination, a price per Warrant Stock Unit issuable under this Warrant equal to the Fair Market Value of Company per Stock Unit.
          “Required Interests” has the meaning set forth in Section 3.3(a).
          “Rights Agreement” has the meaning set forth in the Preamble to this Agreement.
          “Securities Act” means the Securities Act of 1933, as amended, and rules and regulations of the Securities and Exchange Commission thereunder.
          “Special Dividend” has the meaning set forth in Section 4.4.
          “Stock Unit” shall mean one share of Common Stock, as such stock was constituted on the Closing Date, and thereafter shall mean such number of shares (including any fractional share) of Common Stock as shall result from the adjustments specified in Section 4.
          “Stock Unit Distribution” has the meaning set forth in Section 4.3.
          “Stock Unit Reorganization” has the meaning set forth in Section 4.2.
          “Subsidiary” means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person. Unless otherwise specified or required by the context herein, the term Subsidiary shall be deemed to refer to a Subsidiary of Company.
          “Target” means any Person the assets or capital stock of which, in whole or in substantial part, are acquired by Company or any Subsidiary subsequent to the date hereof.

          “Time of Determination” means the time and date of the earliest of (x) the determination of the stockholders entitled to receive such issuance, sale, distribution or grant, the commencement of “ex-dividend” trading in respect thereof.
          “Warrant” has the meaning set forth in the second paragraph hereof.
          “Warrant Agency” has the meaning set forth in Section 2.1.
          “Warrant Stock Units” means the Stock Units issuable upon the exercise of this Warrant.
          “Warrantholder” means a holder of a Warrant.
          All references herein to “days” shall mean calendar days unless otherwise specified.
ARTICLE VII
MISCELLANEOUS
          7.1. Notices. All notices and other communications provided for herein shall be in writing and may be given by mail, electronic mail (with confirmation copy sent by regular U.S. Mail), reputable courier or facsimile transmission and shall, unless otherwise expressly required, be deemed given when received or, if mailed, five (5) Business Days after being deposited in the first class United States mail with postage prepaid and properly addressed. In the case of the Holder, such notices and communications shall be addressed to its address as shown on the books maintained by the Warrant Agency, which shall be the address of the Holder set forth in the Credit Agreement for notices, unless the Holder shall notify the Warrant Agency that notices and communications should be sent to a different address (or facsimile number), in which case such notices and communications shall be sent to the address (or facsimile number) specified by the Holder.
          7.2. Waivers; Amendments. No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No notice or demand on Company in any case shall entitle Company to any other or future notice or demand in similar or other circumstances. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived with (and only with) the written consent of Company and the Holder. The provisions of the Credit Agreement and the Rights Agreement may be amended, modified or waived only in accordance with the respective provisions thereof.
          Any such amendment, modification or waiver effected pursuant to and in accordance with the provisions of this Section or the applicable provisions of the Credit Agreement or the Rights Agreement shall be binding upon the holders of all Warrants and Warrant Stock Units, upon each future holder thereof and upon Company. In the event of any such amendment, modification or waiver, Company shall give prompt notice thereof to all holders of Warrants and Warrant Stock Units and, if appropriate, notation thereof shall be made on all Warrants thereafter surrendered for registration of transfer or exchange.

          7.3. GOVERNING LAW. THIS WARRANT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF GEORGIA (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW).
          7.4. Transfer; Covenants to Bind Successor and Assigns. All covenants, stipulations, promises and agreements in this Warrant contained by or on behalf of Company or the Holder shall bind its successors and assigns, whether so expressed or not. This Warrant shall be transferable and assignable by the Holder hereof in whole or from time to time in part to any other Person and the provisions of this Warrant shall be binding upon and inure to the benefit of the Holder hereof and its successors and assigns.
          7.5. Severability. In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
          7.6. Section Headings. The section headings used herein are for convenience of reference only, are not part of this Warrant and are not to affect the construction of or be taken into consideration in interpreting this Warrant.
          7.7. Tax Basis. Company and the Holder agree pursuant to Proposed Treasury Regulation Section 1.1273-2 that, for Federal income tax purposes, the aggregate issue price of the Note originally issued to Holder is [$___] and the aggregate purchase price for the Warrant issued to Holder is $-0-, for the purposes of this Warrant. Neither Company nor the Holder hereof shall voluntarily take (nor shall Company permit Company voluntarily to take) any action inconsistent with the agreement set forth in this Section 7.7.
[SIGNATURE ON FOLLOWING PAGE]

          IN WITNESS WHEREOF, Company has caused this Warrant to be executed in its legal name by one of its officers thereunto duly authorized, and its seal to be hereunto affixed, attested by its Secretary or an Assistant Secretary, all as of the day and year first above written.

BROOKSIDE TECHNOLOGY HOLDINGS CORP.	(SEAL)

By:

Name:

Title:

[Signature Page to Warrant (Chatham)]

Warrant
Schedule I
Options and Warrants
[Signature Page to Warrant (Chatham)]